Exhibit 99.2

Use of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), Cardinal Health, Inc.’s (the “Company’s”) news release issued on July 8, 2008 contains non-GAAP financial measures. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Management encourages readers to rely upon the GAAP numbers, but includes the amounts that have been adjusted as a supplemental metric to assist readers. Definitions of the non-GAAP financial measures are included in the news release.

Non-GAAP earnings from continuing operations and presentations derived from it (per share calculation). The Company presents the non-GAAP financial measure “non-GAAP earnings from continuing operations” and presentations derived from this measure, including the per share calculation described in the July 8, 2008 news release. This non-GAAP financial measure excludes special items, net of tax, and impairment charges and other, net of tax.

The Company classifies restructuring charges, acquisition integration charges and certain litigation and other items as special items. A restructuring activity is a program whereby the Company fundamentally changes its operations such as closing facilities, moving a product to another location or outsourcing the production of a product. Restructuring activities may also involve substantial re-alignment of the management structure of a business unit in response to changing market conditions. Restructuring charges include employee-related costs, facility exit costs and asset impairments.

Acquisition integration charges include costs to integrate acquired companies. Acquisition integration charges include employee-related costs, asset impairments and other exit costs, and in-process research and development costs.

Amounts attributable to significant lawsuits that are infrequent, non-recurring or unusual in nature as well as all litigation gains are recognized as “litigation and other” in special items. The Company also classified legal fees and document preservation and production costs incurred in connection with the previously-disclosed SEC investigation and related matters as special items.

Asset impairments and gains and losses from the sale of assets not eligible to be classified as special items or discontinued operations are classified within impairment charges and other within the consolidated statements of earnings.

For further discussion of items classified as special items and impairment charges and other, see the notes to the financial statements contained in the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q.

Management uses non-GAAP earnings from continuing operations to evaluate the Company’s performance. As the Company’s core business is providing healthcare products and services to the healthcare industry, management finds it useful to use financial measures that do not include charges and gains associated with restructuring, merger-related activity and litigation and other asset impairments and gains and losses from the sale of assets. While these special items and impairment charges may be recurring, management believes that these items and charges are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, that may obscure the trends and financial performance of the Company’s core business.

The limitation associated with using this non-GAAP measure is that this measure excludes items that impact the Company’s current period operating results. In most cases, the excluded items include transactions that reflect cash costs to the Company. This limitation is best addressed by using this non-GAAP measure in combination with earnings from continuing operations (the most comparable GAAP measure) and presentations derived from this measure because the non-GAAP measure does not reflect items that impact current period operating results and may be higher than the most comparable GAAP measure. Management believes that investors may find it useful to evaluate the components of special items and impairment charges and other separately and in the aggregate when reviewing the Company’s performance.